SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

UNIVERSAL BIOENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

Nevada	333-123465	20-1770378
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

128 Biodiesel Drive	38858
Nettleton, MS
(Address of principal executive offices)	(Zip Code)

662-963-3333

 Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following Company newsletter is being distributed to known company shareholders and other individuals associated with the company as an update on company's present situation and potential directions. This newsletter is not designed as a press release or other public dissemination of Company information and is being supplied here for disclosure purposes only.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

99.1	Company Newsletter

UNIVERSAL BIOENERGY, INC.
(Registrant)

Date: October 28, 2008	By:	/s/ Richard Craven
Richard Craven
Chief Executive Officer of
Universal Bioenergy, Inc.